UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) : March 14, 2024

FOUR CORNERS PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-37538	47-4456296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Redwood Highway, Suite 3215, Mill Valley, California 94941
(Address of principal executive offices, including zip code)
(415) 965-8030
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.0001 par value per share	FCPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 below is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On March 14, 2024, Four Corners Property Trust, Inc. (the “Company”) issued a press release announcing its entry into the Incremental Agreement (as defined below). The Company’s press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 to this Form 8-K is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.
As previously disclosed, on October 25, 2022, the Company and its subsidiary, Four Corners Operating Partnership, LP (the “Borrower”), entered into a Third Amended and Restated Revolving Credit and Term Loan Agreement (the “Loan Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and the lenders (the “Lenders”) and other agents party thereto, that provided for a revolving credit facility in an aggregate principal amount of $250.0 million (the “Revolving Credit Facility”) and a term loan facility in an aggregate principal amount of $430.0 million, comprised of (i) a $150.0 million term credit facility with a maturity date of November 9, 2025 (the “Term Loan A-1 Facility”), (ii) a $100.0 million term credit facility with a maturity date of November 9, 2026 (the “Term Loan A-2 Facility”), (iii) a $90.0 million term credit facility with a maturity date of January 9, 2027 (the “Term Loan A-3 Facility”) and (iv) a $90.0 million term credit facility with a maturity date of January 9, 2028 (the “Term Loan A-4 Facility” and collectively with the Term Loan A-1 Facility, Term Loan A-2 Facility, and the Term Loan A-3 Facility, the “Term Loan Facility”). The Loan Agreement also included an accordion feature to increase the revolving commitments or add one or more tranches of term loans up to an additional aggregate amount not to exceed $350.0 million, subject to certain conditions, including one or more new or existing lenders agreeing to provide commitments for such increased amount.

On March 14, 2024, the Company, the Borrower and Four Corners GP, LLC, a Delaware limited liability company, entered into a Waiver and Incremental Amendment No. 1 to Third Amended and Restated Revolving Credit and Term Loan Agreement (the “Amendment”) with the Agent and the Lenders party thereto. The Amendment provides for, among other things, the incurrence of a new tranche of term loans under the Term Loan Facility in an aggregate principal amount of $85.0 million (the “Term Loan A-5 Facility”). The maturity date of the Term Loan A-5 Facility is March 14, 2027, which date may be extended by the Borrower by one-year on one occasion subject to the satisfaction of certain conditions, including payment by the Borrower of an extension fee that is equal to 0.15% of the then-outstanding principal amount of term loans under the Term Loan A-5 Facility. Loans under the Term Loan A-5 Facility accrue interest at a per annum rate equal to, at the Borrower’s election, either (i) a term SOFR-based or daily simple SOFR floating interest rate plus an applicable margin of 0.80% to 1.60% plus a credit spread adjustment of 0.10% or (ii) a base rate determined according to a prime rate or federal funds rate plus an applicable margin of 0.00% to 0.60%. In each case, the applicable margin is determined by reference to the credit rating applicable from time to time with respect to the Company’s senior, unsecured, long-term indebtedness. The other terms and conditions of the Term Loan Facility, as amended by the Amendment, remain unchanged. After March 14, 2024, the Borrower can increase the revolving commitments or add one or more tranches of term loans under the accordion feature up to an additional aggregate amount not to exceed $265.0 million, subject to certain conditions, including one or more new or existing lenders agreeing to provide commitments for such increased amount.

The foregoing is a summary of the material terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

10.1
Waiver and Incremental Amendment No. 1 to Third Amended and Restated Revolving Credit and Term Loan Agreement, dated March 14, 2024, among Four Corners Operating Partnership, LP., Four Corners Property Trust, Inc., Four Corners GP, LLC, certain lenders party thereto, JPMorgan Chase Bank, N.A. as administrative agent, and Barclays Bank PLC, as lead arranger.

99.1	Press Release Dated March 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

By:	/s/ JAMES L. BRAT
James L. Brat Chief Operations Officer, General Counsel, and Secretary
Date: March 14, 2024